Filed Pursuant to Rule 433

Registration No. 333-185282-08

$1.45BN VOLKSWAGEN AUTO LEASE TRUST 2015-A

JT-BOOKS: Barclays (str), RBS

CO-MGRS : BAML, CITI, CS, MUFG, RBC

CLS	AMT($MM)	WAL	M/F	WDW	E.FIN	L.FIN	BMK+SPD	YLD	COUP	PRICE
A-1	241.000	0.23	P-1/F1+	1-7	09/15	03/16		0.25%	0.25%	100.00000
A-2A	225.000	1.20	Aaa/AAA	7-21	11/16	06/17	EDSF +32	0.872%	0.87%	99.99951
A-2B	447.000	1.20	Aaa/AAA	7-21	11/16	06/17	1ML +32			100.00000
A-3	428.000	2.09	Aaa/AAA	21-29	07/17	12/17	IntS +37	1.256%	1.25%	99.99439
A-4	109.000	2.45	Aaa/AAA	29-31	09/17	07/19	IntS +42	1.427%	1.42%	99.99332

TICKER	: VWALT 2015-A	REGISTRATION	: SEC-REG
EXPECTED PXG	: PRICED	EXPECTED RATINGS	: MDY/FITCH
EXPECTED SETTLE	: 03/05/15	PXG SPEED	: 100% PPC TO MATURITY
FIRST PAY	: 03/20/15	ERISA ELIGIBLE	: YES
BILL & DELIVER	: BARCLAYS	MIN DENOMS	: $1K x $1K
CUSIPS	: A-1 92867VAA8
A-2A 92867VAB6
A-2B 92867VAC4
A-3 92867VAD2
A-4 92867VAE0

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (SEC) FOR THIS OFFERING. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS FOR THIS OFFERING IN THAT REGISTRATION STATEMENT, AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC, FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY SEARCHING THE SEC ONLINE DATABASE (EDGAR(r)) AT WWW.SEC.GOV<http://WWW.SEC.GOV>. ALTERNATIVELY, YOU MAY OBTAIN A COPY OF THE PROSPECTUS FROM BARCLAYS CAPITAL INC. BY CALLING 1-888-603-5847.